THE ALLIANCEBERNSTEIN POOLING
PORTFOLIOS


AMENDMENT NO. 10 TO AGREEMENT AND
DECLARATION OF TRUST




		The undersigned, being at least a
majority of the duly elected and qualified Trustees of The AllianceBernstein Pooling Portfolios, a business trust organized under the laws of The
Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated
November 11, 2004, as amended, do hereby:

      FIRST:  Amend Article I, Section 1 of the
Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

	Section 1.	This Trust shall be
known as The AB Pooling
Portfolios, and the Trustees shall
conduct the business of the Trust
under that name or any other name
as they may from time to time
determine.

	SECOND: Amend Article III, Section 6 of the Agreement and Declaration of Trust by striking out the first sentence thereof and inserting in lieu thereof the following:

	Section 6.	Without limiting the
authority of the Trustees set forth in
Section 5, inter alia, to establish and
designate any further Series or
classes or to modify the rights and
preferences of any Series or class,
each of the following Series and
classes shall be, and is hereby,
established and designated:  AB U.S.
Value Portfolio, AB U.S. Large Cap
Growth Portfolio, AB Multi-Asset
Real Return Portfolio, AB
International Value Portfolio, AB
International Growth Portfolio, AB
Short Duration Bond Portfolio, AB
Global Core Bond Portfolio, AB
Bond Inflation-Protection Portfolio,
AB High Yield Portfolio, AB Small-
Mid Cap Value Portfolio, AB Small-
Mid Cap Growth Portfolio, and AB
Volatility Management Portfolio,
which each such Series may issue
from time to time, shall be, and are
hereby, established and designated,
which classes shall have the
respective rights and preferences as
may be determined from time to time
by the Trustees.

		This instrument shall become
effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

		IN WITNESS WHEREOF, the
undersigned have signed this amendment as of the date set forth below.


_________________________________
	Date:	January 15, 2015
John H. Dobkin


_________________________________
	Date:	January 16, 2015
Michael J. Downey


_________________________________
	Date:	January 15, 2015
William H. Foulk, Jr.


_________________________________
	Date:	January 16, 2015
D. James Guzy


_________________________________
	Date:	January 16, 2015
Nancy P. Jacklin


_________________________________
	Date:	January 16, 2015
Robert M. Keith


_________________________________
	Date:	January 16, 2015
Garry L. Moody


_________________________________
	Date:	January 16, 2015
Marshall C. Turner, Jr.


_________________________________
	Date:	January 16, 2015
Earl D. Weiner









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